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Exhibit 10.42

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT dated as of September 25, 2007 ("Security Agreement"), is made by and among LOCAL MATTERS MEDIA DIVISION, INC., a Nevada corporation previously known as MyAreaGuide.com, Inc. ("Grantor"), and the secured parties listed on the signature pages hereto (each, a "Secured Party" and, collectively, the "Secured Parties").

RECITALS

        LOCAL MATTERS, INC., a Delaware corporation ("Purchaser"), and Secured Parties are parties to a Stock Purchase Agreement dated as of October 14, 2005 (the "Stock Purchase Agreement"). Prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, the Secured Parties collectively owned one hundred percent (100%) of the outstanding capital stock of Grantor (collectively, the "Grantor Shares"). Pursuant to the Stock Purchase Agreement, Secured Parties sold the Grantor Shares to Purchaser, and the Purchaser bought the Grantor Shares from Secured Parties, on the terms and subject to the conditions set forth in the Stock Purchase Agreement. One of these conditions was that Purchaser deliver to Secured Parties a security agreement executed by Grantor pursuant to which the obligations of Purchaser under the Convertible Notes and the Cash Notes (as such terms are defined in the Stock Purchase Agreement) were secured by a first security interest in the tangible and intangible assets of Grantor, including without limitation, the Intellectual Property and Contracts (as such terms are defined in the Stock Purchase Agreement) of Grantor. On or about January 19, 2007, the Convertible Notes and the Cash Notes were cancelled and replaced with the Secured Promissory Notes, dated January 19, 2007 (the "Restated Notes"). These Restated Notes have been amended by those certain Allonges to Promissory Note, dated June 29, 2007 (the "Allonges"). These Restated Notes, as amended by the Allonges, and as they may from time to time be further amended, modified, supplemented, restated, extended or renewed, are referred to as the "Notes." As partial consideration for the Secured Parties' agreement to enter into the Allonges the Grantor desires to grant additional liens on additional collateral in favor of the Secured Parties pursuant to the terms hereof.

AGREEMENT

        NOW, THEREFORE, in order to induce the Secured Parties to enter into the Allonges and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

        1.     DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "Bankruptcy Code" means Title XI of the United States Code.

        "Collateral" shall have the meaning assigned to such term in Section 2of this Security Agreement.

        "Contracts" means any contracts entered into by the Grantor or the Purchaser subsequent to the date of the Closing relating to the assets of the Grantor, as the same have been or may from time to time be updated or modified, including contracts relating to the "Local Guides" platform developed by the Grantor, as the same have been or may from time to time be updated or modified.

        "Event of Default" means any "Event of Default" as defined in the Notes.

        "Intellectual Property" means algorithms, APIs, apparatus, IP cores, net lists, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries), and any updates or modifications of any of the foregoing, including without limitation all right, title and interest in and to the "Local Guides" platform developed by the Grantor, as the same may be updated or modified in the future.

        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Majority Secured Parties" means any Secured Party or group of Secured Parties holding greater than sixty percent (60%) of the outstanding and unpaid principal of the Notes.

        "Permitted Lien" means: (a) intentionally omitted; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings so long as any foreclosure on the Collateral is stayed; (c) Liens (i) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness (including capital leases) incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that in either case the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (d) licenses or sublicenses granted to others in the ordinary course of Grantor's business; (e) any right, title or interest of a licensor under a license; (f) Liens arising from judgments, decrees or attachments that have been stayed or bonded within fifteen (15) days after notice thereof; (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Grantor; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (j) Liens in favor of a securities intermediary pursuant to such securities intermediary's customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such securities intermediary; (k) the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like persons arising by operation of law in the ordinary course of business, either not delinquent or being contested in good faith by appropriate proceedings so long as any foreclosure on the Collateral is stayed; (l) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature (but not securing debt for borrowed money or the deferred purchase price of property), in each case in the ordinary course of business; and (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

        "Pro Rata" means, as to any Secured Party at any time, the percentage equivalent at such time of such Secured Party's aggregate unpaid principal amount of the Notes, divided by the combined aggregate unpaid principal amount of all Notes of all Secured Parties.

        "Secured Obligations" means the obligation of Purchaser to repay the Secured Parties all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Notes.

        "Security Agreement" means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

        "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Colorado (and each reference in this Security Agreement to an Article thereof shall refer to that Article as from time to time in effect); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Colorado, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        In addition, terms otherwise used in the UCC but not defined herein shall have the respective meanings set forth in the UCC.

        2.     GRANT OF SECURITY INTEREST. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Secured Parties to enter into the Allonges, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Parties, and hereby grants to the Secured Parties, a first-priority security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the "Collateral"):

          (a)   All Contracts of Grantor;

          (b)   All Intellectual Property of Grantor;

          (c)   All books, records, files and data of Grantor relating to any other Collateral; and

          (d)   All Proceeds and products of each of the foregoing.

        Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include: any Account or General Intangible in which Grantor has any right, title or interest if and to the extent such Account or General Intangible includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Account or General Intangible to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Account or General Intangible or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted on the date hereof a security interest in, all its rights, title and interests in and to such Account or General Intangible as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect any Secured Party's unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Account or General Intangible and in any such monies and other proceeds of such Account or General Intangible.

        3.     RIGHTS OF SECURED PARTIES.

          (a)   Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. No Secured Party shall have any obligation or liability under such Contract by reason of or arising out of this Security Agreement or the granting to the Secured Parties of a lien therein or the receipt by any Secured Party of any payment relating to any such Contract pursuant hereto, nor shall any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any such Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b)   The Secured Parties authorize Grantor to collect its Accounts. Upon the occurrence and during the continuance of any Event of Default, at the request of the Majority Secured Parties, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          (c)   Any Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default and the written consent of the Majority Secured Parties, notify parties to the Contracts of Grantor that the right, title and interest of Grantor in and under such Contracts have been assigned to the Secured Parties and that payments shall be made directly to Secured Parties. Upon the occurrence and during the continuance of any Event of Default, upon the request of the Majority Secured Parties, Grantor shall so notify such parties to such Contracts. Upon the occurrence and during the continuance of any Event of Default, any Secured Party may, in its name or in the name of other Secured Parties, communicate with such parties to such Contracts to verify with such parties, to such Secured Party's satisfaction, the existence, amount and terms of any such Contracts.

        4.     REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to the Secured Parties that as of the date of this Security Agreement:

          (a)   Except for the security interest granted to the Secured Parties under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder.

          (b)   No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of the Secured Parties pursuant to this Security Agreement and except for Permitted Liens.

          (c)   Except for Permitted Liens, this Security Agreement creates a legal and valid first priority security interest on and in all of the Collateral in which Grantor now or hereafter has rights.

          (d)   Grantor's exact legal name as it appears in its formation documents, as amended, is Local Matters Media Division, Inc. Grantor's taxpayer identification number is set forth in the signature page hereof. Grantor's chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof.

        5.     COVENANTS. Unless the Majority Secured Parties otherwise consent (which consent shall not be unreasonably withheld), Grantor covenants and agrees with the Secured Parties that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

          5.1   Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral.

          5.2   Change of Jurisdiction of Organization, Relocation of Business and Other Matters. Grantor shall not change its name, corporate status or jurisdiction of organization or relocate its chief executive office, principal place of business or its records from such address(es) provided to the Secured Parties pursuant to Section 4(d) above without at least seven (7) days prior notice to the Secured Parties.

          5.3   Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to the Secured Parties under this Security Agreement.

          5.4   Insurance. Grantor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor, and each Secured Party shall be named as a loss payee under each such insurance policy.

          5.5   Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

          5.6   Further Assurances. At any time and from time to time, upon the written request of the Majority Secured Parties, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Majority Secured Parties may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements (including "in lieu" continuation statements) under the UCC with respect to the security interests granted hereby, (b) at the Majority Secured Parties' reasonable request, filing or cooperating with the Secured Parties in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, and (c) at the Majority Secured Parties' reasonable request, suing commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Grantor also hereby authorizes the Secured Parties to file any such financing or continuation statement (including "in lieu" continuation statements) without the signature of Grantor.

        6.     SECURED PARTIES' APPOINTMENT AS ATTORNEY-IN-FACT; PERFORMANCE BY SECURED PARTIES.

          (a)   Subject to Section 6(b) below, Grantor hereby irrevocably constitutes and appoints Secured Parties, and any officer or agent of Secured Parties, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Secured Parties' discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Parties the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

            (i)    to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Parties for the purpose of collecting any and all such monies due under any Collateral whenever payable;

            (ii)   to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Parties and not Grantor;

            (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Parties or as Secured Parties shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as Secured Parties may deem appropriate, (7) license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as Secured Parties shall in their discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Parties were the absolute owner thereof for all purposes; and

            (iv)  to do, at Secured Parties' option and Grantor's expense, at any time, or from time to time, all acts and things which Secured Parties may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Parties' security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          (b)   Secured Parties agree that, except upon the occurrence and during the continuation of an Event of Default, they shall not exercise the power of attorney or any rights granted to Secured Parties pursuant to this Section 6. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

          (c)   If Grantor fails to perform or comply with any of its agreements contained herein and Secured Parties, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys' fees and costs, of Secured Parties incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the principal of the Notes, shall be payable by Grantor to

  Secured Parties within five (5) business days of demand and shall constitute Secured Obligations secured hereby.

        7.     RIGHTS AND REMEDIES UPON DEFAULT. After any Event of Default shall have occurred and while such Event of Default is continuing:

          (a)   Upon the written consent of the Majority Secured Parties, the Secured Parties may exercise in addition to all other rights and remedies granted to them under this Security Agreement, or the Notes all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event the Secured Parties, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Intellectual Property or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any Secured Party's offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Grantor further agrees, at the Majority Secured Parties' request, to assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at Grantor's premises or elsewhere. The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(e), below, with Grantor remaining liable for any deficiency remaining unpaid after such application. Grantor agrees that the Secured Parties need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

          (b)   Intentionally omitted.

          (c)   Grantor also agrees to pay all fees, costs and expenses of the Secured Parties, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of their rights and remedies hereunder.

          (d)   Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          (e)   The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral pursuant to this security interest and this Security Agreement shall be distributed by the Secured Parties in the following order of priorities:

          FIRST, to each Secured Party in an amount sufficient to pay in full the costs of such Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by any Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

          SECOND, to the Secured Parties in amounts proportional to the Pro Rata share of the then unpaid Secured Obligations of each Secured Party; and

          FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

          (f)    The costs of enforcing or pursuing any right or remedy hereunder, including without limitation any repossession, sale, possession and management (including, without limitation, reasonable attorneys' fees), and distribution shall be borne Pro Rata by the Secured Parties. Each Secured Party shall reimburse the other Secured Parties, as applicable, for its Pro Rata share of all such costs promptly upon demand.

        8.     ACTIONS BY THE SECURED PARTIES AND AMENDMENTS. All actions, omissions and decisions of the Secured Parties hereunder or any amendment of this Security Agreement (each called herein an "Act of the Secured Parties") shall be determined by and require the written consent of the Majority Secured Parties. Each Secured Party shall take such actions and execute such documents as may be necessary to confirm or accomplish any Act of the Secured Parties. Notwithstanding the foregoing, the consent of each affected Secured Party shall be necessary to do the following to any Note:

          (a)   reduce the percentage of the principal amount of Notes whose holders must consent to constitute Majority Secured Parties' consent;

          (b)   reduce the rate of or change the time for payment of interest on any Note;

          (c)   reduce the principal of or change the fixed maturity of any Note;

          (d)   make any change in the terms of any Convertible Note that adversely affects the right to convert any Convertible Note or increases the Conversion Price (as defined in the Convertible Notes); or

          (e)   make any Note payable in money other than that stated in the Note.

        9.     UNEQUAL PAYMENT BY GRANTOR. Each Secured Party agrees that if it shall obtain or receive, through the exercise of any right granted to the Secured Parties under this Security Agreement, the Notes, or by applicable law, including, but not limited to any right of set-off, any secured claim under Section 506 of the Bankruptcy Code or any other security or interest, any interest or principal payment or payments greater than its Pro Rata share, as measured immediately prior to the receipt of such payment or payments, then (a) such Secured Party shall promptly purchase at par (and shall be deemed to have thereupon purchased) from other Secured Parties, a participation in the Notes of such other Secured Parties, so that each Secured Party shall have received payments in proportion to its Pro Rata share immediately prior to such transactions and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Secured Parties share the benefits of such payment on a Pro Rata basis.

        10.   REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        11.   MISCELLANEOUS.

          11.1 Waivers; Modifications. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and the Majority Secured Parties. Each Secured Party acknowledges that because this

  Security Agreement may be amended with the consent of the Majority Secured Parties, each Secured Party's rights hereunder may be amended or waived without such Secured Party's consent.

          11.2 Termination of this Security Agreement. Subject to Section 10 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

          11.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of the Secured Parties hereunder, inure to the benefit of the Secured Parties, any future holder of any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to the Secured Parties hereunder.

          11.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

[Signature pages follow.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this SECURITY AGREEMENT to be executed and delivered by its duly authorized officer on the date first set forth above.

ADDRESS OF GRANTOR	LOCAL MATTERS MEDIA DIVISION, INC.
1221 Auraria Parkway Denver, CO 80204
	By:	/s/ CURTIS FLETCHER
Printed Name: Curtis Fletcher
Title: CFO
TAXPAYER IDENTIFICATION NUMBER OF GRANTOR	JURISDICTION OF ORGANIZATION OF GRANTOR
Nevada
ACCEPTED AND ACKNOWLEDGED BY:
SECURED PARTIES
/s/ Shane Brinkerhoff Printed Name: SHANE BRINKERHOFF
/s/ Tyler Houston Printed Name: TYLER HOUSTON
/s/ Dustin Moore Printed Name: DUSTIN MOORE
/s/ Aaron Bromagem Printed Name: AARON BROMAGEM

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  Exhibit 10.42